UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2024

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2024, ENDRA Life Sciences, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agreement”) with Craig-Hallum Capital Group LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to serve, on a best efforts basis, in connection with the issuance and sale (the “Offering”) of 6,107,691 shares of common stock and pre-funded warrants to purchase up to an aggregate of 55,430,770 shares of common stock (the “pre-funded warrants”), together with Series A warrants to purchase up to an aggregate of 61,538,461 shares of common stock (the “Series A Warrants”) and Series B warrants to purchase up to an aggregate of 61,538,461 shares of common stock (the “Series B Warrants” and, together with the Series A Warrants, the “common warrants”). The common stock, pre-funded warrants and common warrants were sold in a fixed combination, with each share of common stock or pre-funded warrant accompanied by a Series A Warrant to purchase one share of common stock and a Series B Warrant to purchase one share of common stock. In connection with the Offering, the Company also issued placement agent warrants (“Placement Agent Warrants” and, together with the pre-funded warrants and the common warrants, the “Warrants”) to purchase up to 3,076,923 shares of common stock. The Offering closed on June 5, 2024. The purchase price of each share of common stock and accompanying common warrants was $0.13 and the purchase price of each pre-funded warrant and accompanying common warrants was $0.1299.

The Company received gross proceeds from the Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $8 million.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-278842), declared effective by the Securities and Exchange Commission (the “SEC” or the “Commission”) on June 4, 2024.

The common warrants become exercisable only upon the later of (i) receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”) and (ii) the first trading day following effectiveness of an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock in an amount sufficient to provide for issuance of all shares of common stock underlying the common warrants (the “Initial Exercise Date”). Each Series A Warrant has an exercise price of $0.22 per share of common stock and will expire five years from the Initial Exercise Date. Each Series B Warrant has an exercise price of $0.22 per share of common stock and will expire two and one-half years from the Initial Exercise Date.

Pursuant to the common warrants, the Company shall hold a special meeting of stockholders to obtain the Warrant Stockholder Approval and approval of the Charter Amendment no later than 75 days after the closing of the Offering. In the event that the Company is unable to obtain the Warrant Stockholder Approval, the Series Warrants will not be exercisable and therefore will have no value.

Under the alternate cashless exercise option of the Series B Warrants, the holder of a Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant using $0.001 as the exercise price for that purpose and (y) 3.0. In addition, the common warrants include a provision that resets their respective exercise prices in the event of a reverse split of the Company’s common stock to a price equal to the lesser of (i) the then current exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date the Company effects a reverse stock split with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants.

Subject to certain exceptions, the Series A Warrants provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon the Company’s issuance of Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of the Series A Warrants.

A holder does not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

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The Company offered to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of the Offering, the opportunity to purchase pre-funded warrants. Subject to limited exceptions, a holder of pre-funded warrants does not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant is exercisable for one share of common stock. For each pre-funded warrant the Company sold, the number of shares of common stock that the Company offered was decreased on a one-for-one basis.

The Placement Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. In connection with this Offering, under the Placement Agreement, the Company and each of its directors and officers agreed to be subject to a lock-up period of 90 days following the date of closing of the Offering (the “Company Lockup Period”). During the Company Lockup Period, the Company and such persons may not offer, sell, contract to sell or otherwise dispose of or hedge Common Stock or securities convertible into or exchangeable for Common Stock, subject to customary exceptions. The Placement Agent may, in its sole discretion and without notice, waive the terms of the Company Lockup Period.

Pursuant to the Placement Agreement, the Company paid the Placement Agents a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the Offering. The Company reimbursed expenses of the Placement Agent in connection with the Offering, including but not limited to legal fees, of $100,000. The Company also issued to the Placement Agent and its designees Placement Agent Warrants to purchase up to 3,076,923 shares of common stock (which equals 5.0% of the number of shares of common stock and pre-funded warrants sold in the Offering) on similar terms as the common warrants, except that the Placement Agent Warrants have an expiration date of three and one-half years from the Initial Exercise Date and were immediately exercisable upon issuance.

The Company has agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the Placement Agents may be required to make in respect of those liabilities.

The Company has agreed, subject to certain exceptions, not to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction, as defined in the Placement Agreement, for a period commencing on the date of the Placement Agreement until 180 days following the closing of the Offering.

The foregoing descriptions of the terms and conditions of the forms of Placement Agreement, Placement Agent Warrant, Series A Warrant, Series B Warrant and the Pre-Funded Warrant are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference in their entirety.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 7.01	Regulation FD Disclosure.

On June 4, 2024, the Company issued a press release announcing the pricing of the Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed on May 10, 2024)
4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed on May 31, 2024)
4.3	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed on May 31, 2024)
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on May 10, 2024)
10.1

Form of Placement Agency Agreement by and between ENDRA Life Sciences, Inc. and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed on May 10, 2024)

99.1	Press Release dated June 4, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
June 6, 2024
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer

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